EXHIBIT (P)

                        LIFETIME ACHIEVEMENT FUND, INC.
                        MANARIN INVESTMENT COUNSEL. LTD.
                         MANARIN SECURITIES COPRORATION
                                 CODE OF ETHICS


1.       Statement of General Fiduciary Principals

This Code of Ethics is based on the principals that (i) Access Persons (as such term is hereinafter defined) of the Lifetime Achievement Fund, Inc. (the "Fund"), Manarin Investment Counsel, Ltd. as Advisor to the Fund and Manarin Securities Corporation as the principal underwriter of the Fund (collectively "Covered Persons")owe a fiduciary duty to, among others, the Fund and the Fund's Shareholders to conduct their personal transactions in Securities in a manner which neither interferes with the Fund's portfolio transactions nor otherwise takes unfair or inappropriate advantage of a Covered Person's relationship to the Fund; (ii) in complying with this fiduciary duty, Covered Persons owe the Fund the highest duty of trust and fair dealing; and (iii) Covered Persons must, in all instances, place the interests of the Fund's shareholders ahead of the Covered Person's own personal interests or the interests to others.

         Covered Persons must adhere to these general fiduciary principals, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code will not automatically insulate a Covered Person from scrutiny in instances where the personal transactions in a Security undertaken by a Covered Person show a pattern of abuse of such Covered Person's fiduciary duty to the Fund and its shareholders or a failure to adhere to these general fiduciary principals.

2.       Definitions

          a. "Advisor" means Manarin Investment Counsel, Ltd and any successor thereto as investment adviser to the Fund.

          b. "Access Person" means any director, trustee, officer, managing general partner, general partner or Advisory Person of the Fund or Advisor or Underwriter and all relatives living within the same household as such person and any director, officer, or general partner who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of securities for the Fund or whose functions or duties as part of the ordinary course of its business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

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          c.   "Advisory  Person"  means (i) any employee of the Fund and or the
               Advisor or Sub-advisor or Underwriter (or of any company in a control relationship to the Advisor), who, in connection with such person's regular functions or duties, makes, participates
               in,  or  normally  obtains  information   regarding  the  current
               purchases of sales of a Security by a client, or whose functions related to the making of any recommendations with respect to such purchases or sales;

          d. "Associated Procedures" means any policies, procedures and/or statements that have been or may be adopted by the Advisor, and which are designed to supplement this Code and its provisions.

          e. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security for a client has been made by an Access or Advisory Person and such recommendation has been communicated by such person to another person for the purpose of including the security on the Adviser's "watch list" for the client or placing an order or other instruction for the purchase or sale of the security for the client. With respect to the person making the recommendation, "being considered for purchase or sale" means that point in time when such person in good conscience seriously considers making a recommendation regarding the security.

          f. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

          g. "Purchase or sale of a Security" includes inter alia the writing of an option to purchase or sell a Security.

          j. "Investment Personnel" include: Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers); Access Persons who provide information and advice to such portfolio managers (such as security analysts); and Access Persons who assist in executing investment

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               decisions  for  the  Fund  (such  as  traders).  As  the  context requires, "Investment Personnel" may refer to one or more Access Persons.

          m. "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 and shall include: equity and debt securities; options on and warrants to purchase equity or debt securities; shares of closed-end Investment companies; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. For purposes of reporting, "Security" shall include futures contracts. "Security" shall not include: securities issued by the Government of the United States (including short term debt securities which are U.S. government securities pursuant to
               Section 2(a)(16) of the 1940 Act); bankers' acceptances; bank certificates of deposit; commercial paper; shares of registered open-end investment companies; and securities which are not eligible for purchase or sale by the Fund.

          n. "Public Company" means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

          o. "Compliance Officer" shall mean that person designated by the Adviser who shall be responsible for (i) receiving and maintaining a record according to law of all reports required to be filed by Access Persons hereunder, (ii) maintaining a current list of all Access Persons, (iii) providing a copy of this Code of Ethics to each Access Person and informing all Access Persons of the prohibitions, restrictions and reporting requirements of the Code of Ethics, (iv) maintaining a record of all violations of the Code of Ethics and of any actions taken as a result thereof, and (v) pre-clearing and Securities transactions proposed by the Gatekeeper.

          p. "Gatekeeper" shall mean senior officer of the Adviser, or his or her designee who shall be responsible for receiving, reviewing and making all decisions regarding pre-clearance of all personal securities transactions of Access Persons. A Gate Keeper may be an Access Person, however if the Gatekeeper is an Access Person, another person not an Access Person shall be deemed to be the Gatekeeper for the Gatekeeper that is an Access Person. In the absence of the Board of Directors of the Fund designating the non Access person Gatekeeper, outside Legal Counsel or its or their designee shall be act as this Gatekeeper. In discharging these responsibilities, the Adviser shall maintain and report daily to the Gatekeeper all existing Securities held by the Fund and the Adviser's Watch List for the

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               Fund.  All  determinations  of  the  Gatekeeper  are  final.  The
               Gatekeeper shall maintain all records of all pre-clearance requests and determinations according to law.

3.       Exempted Transactions

         The prohibitions and pre-clearance requirements of Section 4 of this Code shall not apply to:

          a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

          b. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of Section (4) of this Code.

          c. Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

          d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          e. Purchases of Securities issued by companies with public equity market capitalizations of $5 billion or more.

4.       Prohibited Transactions

          a. No Covered Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

                  i.    Is being considered for purchase or sale by the Fund; or
                  ii.   Is being purchased or sold by the Fund on that day.

          b. Inducing or causing the Fund to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the Fund is a violation of this Code. Examples of this would include causing the Fund to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the Fund to refrain from selling a Security in

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               an  attempt  to  protect   the  value  of  the  Access   Person's
               investment, such as an outstanding option.

          c. Using knowledge of the Fund's portfolio transactions to profit by the market effect of such transactions is a violation of this Code. One test which will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Access Persons for patterns. However, it is important to note that violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

          d. All Access Persons are prohibited from acquiring any Security directly or indirectly distributed in an initial public offering.

          e. All Access Persons are prohibited from acquiring Securities for their personal accounts in a private placement made by an issuer that is a Public Company, without the express prior approval of the Compliance Officer of the Adviser and Chief Executive Officer (or designee). In instances where an Investment Personnel, after receiving prior approval, acquires a Security in a private placement, the Investment Personnel has an affirmative obligation to disclose this investment to the Compliance Officer of the Adviser (or designee) or Gatekeeper, if the Investment Personnel participates in any subsequent consideration of any potential investment, by the Fund in the issuer of those Securities. The Fund's decision to purchase Securities of such an issuer (following a purchase by an Investment Personnel in an approved personal transaction) will be subject to an independent review by the Compliance Officer of the Adviser, or designee, so long as the person conducting such review has no personal interest in the issuer in which case the Adviser's Gatekeeper shall conduct the review.

          f. All Access Persons are prohibited from executing a personal transaction in all Securities (including transactions in pension or profit-sharing plans in which the Access Person has a beneficial interest), without express prior approval of the Gatekeeper (or in the case where the Gatekeeper is the Access Person seeking approval, the Compliance Officer, in accordance with the Associated Procedures governing pre-clearance. Notwithstanding the above procedure, the Access Person may, without prior approval, purchase and sell securities with public equity market capitalizations in excess of $5 billion. Any purchases or sales by Access Persons undertaken in reliance on this provision nevertheless remain subject to the prohibitions enumerated in Section 4(g) of this Code.

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          g.   Unless  otherwise   permitted  herein,  all  Access  Persons  are
               prohibited from executing a personal transaction in any Security on a day during which the Fund has a pending "buy" or "sell" order for that Security, until the Fund's order is either executed or withdrawn, unless the buy or sell order for the security is higher or lower than that of the client. Transactions undertaken in violation of this prohibition will either be required to be unwound, or any profits realized by an Access Person on any personal transactions in Securities within the proscribed periods will be required to be disgorged (to an entity designated by the Chairman of the Adviser), and the Access Person will be subject to disciplinary action, as determined by the President of the Adviser.

          h. All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to or through whom the client purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less.

          i. All Investment Personnel are prohibited from serving on boards of directors of any Public Company, absent express prior authorization from the President of the Adviser (or designee). Authorization to serve on the board of a Public Company may be granted in instances where the President of the Adviser (or designee) determines that such board service would be consistent with the interests of the Investment Company and its shareholders. If prior approval to serve as a director of a Public Company is granted, an Investment Personnel has an affirmative duty to recuse himself from participating in any deliberations by the client regarding possible investments in the securities issued by the Public Company on whose board the Investment Personnel sits.

5.       Reporting

          a. Unless exempted hereunder every Access Person, the Adviser and the Underwriter shall report to the Gatekeeper the information described in Section 5(b) of this Code with respect to each transaction in any Security in which such person has, or by reason of any transaction acquires, any direct or indirect beneficial ownership. No person is required to report any transactions effected over any account which such person has no direct or indirect influence or control. A disinterested Director of the Fund need only report a personal security transaction in a security if such director, at the

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               time of the personal transaction,  knew or in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have know that, during the 15 day period immediately preceding the date of the personal transaction, that such security was purchases or sold by the Fund or the Advisor.

          b. Every report shall be made not later than 10 calendar days after the day of the transaction to which the report relates was effected, shall be dated and signed by the person submitting the report, and shall contain the following information:

                    i. The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

                    ii. The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

                    iii. The price at which the transaction was effected;

                    iv. The name of the broker, dealer or bank with or through whom the transaction was effected.

         These requirements may also be satisfied by sending duplicate copies of
confirmations   of  the  purchase  or  sale   transactions   received  from  the
broker/dealer effecting the trade to the Compliance Officer.

         In addition, all Access Persons, the Adviser and the Underwriter shall provide a report to the Compliance Officer within 10 days of each calender quarter, summarizing all personal Securities transactions for the calender quarter, or , if applicable, a signed statement indicating that such person did not effect any personal securities transactions in the calender quarter.


          c. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

          d. Any Access Person who receives any gift, favor, preferential treatment, valuable consideration or other thing of value of more than de minimis value in any year from any person or entity that does business either with or on behalf of the Fund (including an issuer of Securities or any entity or person through whom the client purchases or sells Securities) is required to report the receipt of such gift to the

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               Compliance Officer(or designee). This reporting requirement shall not apply to:

                    i. Salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of any Access Person's employment responsibilities for the Access Person's employer;

                    ii. The acceptance of meals, reimbursements or entertainments of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions.

                    iii. The acceptance of  advertising or promotional  material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

                    iv. The acceptance of gifts, meals, refreshments, or entertainments of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

                    v.   The  acceptance  of  awards,  from  an  employer  to an
                         employee,    for    recognition    of    service    and
                         accomplishment.

          e. All Access Persons on or before their employment with the Adviser or Fund, the Adviser and Underwriter, or upon request of the President of the Adviser, Compliance Officer or Gatekeeper, and at least annually on or before February 1 of each year, shall furnish a list of all Securities then held by such Access Person and the members of his or her household. The annual report shall provide information as of a date within 30 days of the report.

         In addition, all Access Persons, the Adviser and Underwriter are required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and that the Access Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

6.       Sanctions

         Upon discovering a violation of this Code (or in certain instances, its Associated Procedures), the Compliance Officer or Advisor may take such actions or impose such sanction, if any, as it deems appropriate, including, inter alia a letter of censure or suspension, a fine, or termination of the employment of the

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violator.  (In  instances  where the  violation  is committed by a member of the
Access Person's household, any sanction would be imposed on the Access Person). The filing of any false, incomplete or untimely reports, as required by Section 5 of this Code, may (depending on the circumstances) be considered a violation of this Code.


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